EXHIBIT 99.1
AGREEMENT TO FILE
JOINT STATEMENT ON SCHEDULE 13D
     The undersigned hereby agree to file a joint statement on Schedule 13D on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934.

Cumulus Investors, LLC
Dated: July 17, 2008	By:	/s/ Nader C. Kazeminy
Its: Manager

Dated: July 17, 2008	By:	/s/ Nader C. Kazeminy
Nader C. Kazeminy